                                                                     EXHIBIT 4.7

                           FORM OF PURCHASE AGREEMENT

        THIS AGREEMENT is made as of the __ day of December, 1999, by and among United Therapeutics Corporation (the "Company"), a corporation organized under the laws of the State of Delaware, with its principal offices at 1110 Spring Street, Silver Spring, Maryland 20910, and the purchaser whose name and address is set forth on the signature page hereof (the "Purchaser").

        IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company, and the Purchaser agree as follows:

        SECTION 1. Authorization of Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of up to 2,500,000 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Company.

        SECTION 2. Agreement to Sell and Purchase the Shares. At the Closing (as defined in Section 3), the Company will sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the number of Shares (at the purchase price) shown below:

                                 Price Per
    Number to Be                  Share In                     Aggregate
     Purchased                    Dollars                        Price
    ------------                 ---------                     ---------

        The Company proposes to enter into this same form of purchase agreement with certain other investors (the "Other Purchasers") and expects to complete sales of the Shares to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the "Purchasers," and this Agreement and the agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the "Agreements." The term "Placement Agent" shall mean the Prudential Vector Healthcare Group, a unit of Prudential Securities Incorporated.

        SECTION 3. Delivery of the Shares at the Closing. The completion of the purchase and sale of the Shares (the "Closing") shall occur as soon as practicable following notification by the Securities and Exchange Commission (the "Commission") to the Company of the Commission's willingness to declare effective the registration statement to be filed by the Company pursuant to
Section 7.1 hereof (the "Registration Statement") at a place and time (the

"Closing Date") to be agreed upon by the Company and the Placement Agent. In the absence of any such agreement, the Closing shall be held at the offices of Stroock & Stroock & Lavan LLP, counsel to the Placement Agent, at 180 Maiden Lane, New York, New York 10038-4982 at 12:00 p.m., local time, on the fifth business day after the Company delivers written notice to the Placement Agent of receipt of such notification from the Commission. The Company will promptly notify the Purchasers by facsimile transmission or otherwise of the date, place and time of the Closing.

        At the Closing, the Company shall deliver to the Purchaser one or more stock certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the number of Shares set forth in Section 2 above and bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) thereof and Rule 506 thereunder. The Company will promptly substitute one or more replacement certificates without the legend at such time as the Registration Statement becomes effective. The name(s) in which the stock certificates are to be registered are set forth in the Registration Statement Questionnaire attached hereto as part of Appendix I. The Company's obligation to complete the purchase and sale of the Shares and deliver such stock certificate(s) to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company in writing: (a) receipt by the Company of same-day funds in the full amount of the purchase price for the Shares being purchased hereunder; (b) completion of the purchases and sales under the Agreements with all of the Other Purchasers; and (c) the accuracy of the representations and warranties made by the Purchasers and the fulfillment of those undertakings of the Purchasers to be fulfilled prior to the Closing. The Purchaser's obligation to accept delivery of such stock certificate(s) and to pay for the Shares evidenced thereby shall be subject to the following conditions, any one or more of which may be waived by the Purchaser in writing: (a) the Commission has notified the Company of the Commission's willingness to declare the Registration Statement effective on or prior to the 60th day after the date such Registration Statement was filed by the Company; and (b) the accuracy in all material respects of the representations and warranties made by the Company herein and the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to Closing.

        SECTION 4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

        4.1. Organization and Qualification. The Company and each of the Subsidiaries (as defined herein) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own or lease its properties and conduct its business and the Company and each of the Subsidiaries is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not, individually or in the aggregate, be reasonably be expected to have a Material Adverse Effect (as defined herein). The Company has four wholly owned subsidiaries, Lung Rx, Inc., Unither Pharmaceuticals, Inc., Unither Telemedicine Services Corporation and SynQuest Inc. (each, a "Subsidiary" and collectively, the "Subsidiaries"). The

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outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

        4.2. Authorized Capital Stock. Except as disclosed in or contemplated by the compendium of public filing documents dated December 17, 1999 prepared by the Company, including all Exhibits (except Exhibit E), supplements and amendments thereto (the "Offering Materials") or otherwise in the Company's documents filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company had authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Offering Materials as of the date set forth therein; the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable.

        4.3. Issuance, Sale and Delivery of the Shares. The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will conform in all material respects to the description thereof set forth in the Offering Materials. The form of the certificates for the Shares conforms to the corporate law of the jurisdiction of the Company's incorporation. No preemptive rights exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement. No stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement) to require the Company to register the sale of any shares owned by such stockholder under the Securities Act in the Registration Statement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein.

        4.4. Due Execution, Delivery and Performance of the Agreements. The Company has full legal right, corporate power and authority to enter into the Agreements and perform the transactions contemplated hereby. The Agreements have been duly authorized, executed and delivered by the Company. The making and performance of the Agreements by the Company and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Company and will not result in a material breach or violation or constitute a default, either by itself or upon notice or the passage of time or both, of (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or the Subsidiaries may be bound or affected, (ii) the charter or bylaws of the Company or any Subsidiary, each as currently in effect, or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any Subsidiary or over their respective properties, except in the case of clauses (i) and (iii) for such breaches, violations or defaults as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), properties, business, prospects or results of operations of the Company and the Subsidiaries taken as a whole. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body having jurisdiction over


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
the Company or any Subsidiary or over their respective properties is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Blue Sky laws, under the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD") (including The Nasdaq Stock Market) and compliance with the notice requirements under the Exchange Act. Upon their execution and delivery, and assuming the valid execution thereof by the respective Purchasers, the Agreements will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company in Section 7.3 hereof may be legally unenforceable.

        4.5. Financial Statements. The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth in the Offering Materials, present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Company's Registration Statement on Form S-1 (No. 333-76409), as amended (the "June Registration Statement"), presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the company.

        4.6. Accountants. To the best of the Company's knowledge, KPMG LLP, who have certified certain of the financial statements filed with the Commission as part of the June Registration Statement, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder (the "Rules and Regulations").

        4.7. No Actions. There are no legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened against the Company or any of the Subsidiaries, which actions, suits or proceedings, individually or in the aggregate, might prevent or might reasonably be expected to materially and adversely affect the transactions contemplated

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
by this Agreement or result in a material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Change"); and no labor disturbance by the employees of the Company exists, to the Company's knowledge, or is imminent which would reasonably be expected to have a Material Adverse Effect. Neither the Company nor the Subsidiaries are a party to or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body administrative agency or other governmental body.

        4.8. Properties. The Company and the Subsidiaries have good and marketable title to all the properties and assets reflected as owned by them in the consolidated financial statements included in the Offering Materials, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except
(i) those, if any, reflected in such consolidated financial statements (including the notes thereto), or (ii) those which are not material in amount. The Company and the Subsidiaries hold their leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to their businesses.

        4.9. No Material Adverse Change. Since September 30, 1999 and except as specifically contemplated by the Offering Materials, (i) neither the Company nor the Subsidiaries have incurred any material liabilities or obligations, indirect, or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company; (ii) neither the Company nor the Subsidiaries have sustained any material loss or interference with its businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) neither the Company nor the Subsidiaries have paid or declared any dividends or other distributions with respect to its capital stock and the Company and the Subsidiaries are not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock of the Company or the Subsidiaries other than the sale of the Shares hereunder and shares or options issued pursuant to employee equity incentive plans or purchase plans approved by the Company's or the Subsidiaries' Board of Directors, as the case may be, or indebtedness material to the Company or the Subsidiaries (other than in the ordinary course of business); and (v) there has not been a Material Adverse Change.

        4.10. Intellectual Property. Except as specifically contemplated by the Offering Materials, (i) the Company has filed for or holds licenses or options for the patents, patent applications, patent rights, inventions, trade secrets, know-how, manufacturing processes, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, software programs, or other information necessary for the conduct of the Company's business as currently conducted and as the Offering Materials indicate the Company contemplates conducting (collectively, the "Intellectual Property"), except where the failure to own or have the right to use such Intellectual Property would not have a Material Adverse Effect; (ii) as required for the conduct of their respective businesses as now conducted or proposed to be

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
conducted as described in the Offering Materials, all U.S. patents owned, assigned, or licensed by the Company and the Subsidiaries are currently in force and being maintained; annuities on all foreign patents and foreign patent applications have been paid; and all U.S. patent applications and foreign patent applications indicated as pending, are pending; (iii) all trademark applications, U.S. and foreign, indicated as pending in the Offering Materials are pending, and all registration fees on trademarks which register on or before the Closing Date will be paid; (iv) the Company has not terminated or breached, and is not in violation of any agreement with respect to its Intellectual Property rights; (v) the Company has undertaken reasonable due diligence with respect to its existing patent licenses and patent assignment agreements, including reasonable due diligence to confirm licensors'/assignors' rights to transfer the corresponding intellectual property; (vi) the claims in the Company's accepted, granted or issued foreign patents are commensurate in scope with the claims in the Company's corresponding U.S. patents; and (vii) to the Company's knowledge (for each of the following subsections (a) through (e)): (a) there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to the Company for the product indications described in the Offering Materials that would preclude the Company from conducting its business as currently conducted and as the Offering Materials indicates the Company contemplates conducting; (b) there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any Intellectual Property owned, licensed or optioned by the Company, other than non-material claims; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company, other than non-material claims; and (e) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violate any patent, trademark, copyright, trade secret or other proprietary right of others, other than non-material claims.

        4.11. Compliance. Neither the Company nor the Subsidiaries have been advised, and neither has any reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not have a Material Adverse Effect, including: (i) (a)the Company and each of the Subsidiaries holds all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses, (b) the Company and each of the Subsidiaries are now and have been in material compliance with all United States Food and Drug Administration ("FDA") and any corresponding applicable foreign regulatory authority rules, regulations and requirements applicable to them, and have received no written notice of violations or alleged violations of such rules, regulations and requirements, (c) the Company and each of the Subsidiaries are not aware of any violations of FDA rules, regulations and requirements by companies with which the Company or any of the Subsidiaries have contracts which might result in any Material Adverse Change and (d) the Offering Materials fairly reflect the FDA and foreign regulatory status of the Company's proposed products; (ii) the Company is in compliance in all material respects with all presently applicable provisions of the

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
Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (y) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or
(z) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (iii) except as set forth in the Offering Materials, (m) the Company and each Subsidiary is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to its business (n) neither the Company nor any Subsidiary has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Offering Materials, (o) the Company does not currently foresee that it or the Subsidiaries will be required to make future material capital expenditures to comply with Environmental Laws and (p) to the best of the Company's knowledge after due inquiry, no property which is owned, leased or occupied by the Company or the Subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq), or otherwise designated as a contaminated site under applicable state or local law.

        4.12. Taxes. Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income tax returns and has paid all taxes shown as due thereon. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

        4.13. Accounting. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        4.14. Investment Company. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

        4.15. Offering Materials. The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale

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of the Shares other than the Offering Materials or any amendment or supplement thereto. The Company has not in the past nor will it hereafter take any action independent of the Placement Agent to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Shares, as contemplated by this Agreement, within the provisions of
Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.

        4.16. Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in the same industry.

        4.17. Contributions. Since incorporation, neither the Company nor any Subsidiary has, directly or indirectly, (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

        4.18. Loans or Advances. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, except as disclosed in the Offering Materials.

        4.19. Agreements. The Company has agreements in place with substantially all employees, consultants or other persons or parties engaged by the Company or any Subsidiary providing for the assignment or exclusive license to the Company of all intellectual property rights in the work performed by such persons. The Company has agreements in place with substantially all employees, consultants or other persons or parties engaged by the Company or any Subsidiary providing for the protection of the trade secrets and confidential information of the Company, each of the Subsidiaries, and of third parties.

        4.20. Additional Information. The Company represents and warrants that the information contained in the following documents, which the Placement Agent has furnished to the Purchaser, or will furnish prior to the Closing, is or will be true and correct in all material respects as of their respective final dates:

        (a) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999;

        (b) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999;

        (c) the Registration Statement; and

        (d) all other documents, if any, filed by the Company with the Securities and Exchange Commission since September 30, 1999 pursuant to the reporting requirements of the Exchange Act.

        4.21. Year 2000 Compliance. The Company has reviewed its operations to evaluate the extent to which the business or operations of the Company will be affected by the Year 2000 Problem (as defined below). Based on the Company's testing to date, the Company has no reason to believe that Year 2000 Problems caused by its own products or internal operations would have a Material Adverse Effect. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

        4.22. Legal Opinions. Prior to the Closing, (a) Bryan Cave LLP, counsel to the Company, will deliver its legal opinion addressed to the Purchasers in a form reasonably satisfactory to the Purchasers, Placement Agent and counsel to the Placement Agent, which opinion shall also state that the Placement Agent may rely thereon as though such opinion was addressed directly to such Placement Agent and (b) Foley & Lardner, special counsel to the Company, will deliver its legal opinion concerning patent matters to the Placement Agent in a form reasonably satisfactory to the Placement Agent and counsel to the Placement Agent, which opinion shall also state that each of the Purchasers may rely thereon as though such opinion was addressed directly to such Purchasers.

        4.23. Certificate. At the Closing, the Company will deliver to Purchaser a certificate executed by the Chairman of the Board or President and the chief financial or accounting officer of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Purchasers, to the effect that the representations and warranties of the Company set forth in this Section 4 are true and correct in all material respects as of the date of this Agreement and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date.

        SECTION 5. Representations, Warranties and Covenants of the Purchaser.
        (a) The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares, and has had a reasonable opportunity to ask questions of, and receive answers from, the Company concerning the Company; (ii) the Purchaser is acquiring the number of Shares set forth in Section 2 above in the ordinary course of its business and for its own account for investment (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the regulations thereunder) only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares within the meaning of Section 2(11) of the Securities Act; (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act and the Rules and Regulations; (iv) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire, attached hereto as Appendix I, for use in preparation of the Registration Statement, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement; (v) the Purchaser has, in connection with its decision to purchase the number of Shares set forth in Section 2 above, relied solely upon the Offering Materials and the documents included therein and the representations and warranties of the Company contained herein; (vi) the Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act; (vii) the Purchaser is not a registered broker dealer or engaged in the business of a broker dealer; and
(viii) the Purchaser is a resident of the jurisdiction set forth under its name on the signature page hereto.

        (b) The Purchaser hereby covenants with the Company not to make any sale of the Shares without satisfying the prospectus delivery requirement under the Securities Act, and the Purchaser acknowledges and agrees that such Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Shares is accompanied by a separate notice of transfer: (i) in the form of Appendix II hereto, (ii) executed by the Purchaser or by a broker designated by the Purchaser, and (iii) to the effect that (A) the Shares have been sold in accordance with the Registration Statement, the Securities Act and the Rules and Regulations and any applicable state securities or blue sky laws and (B) the requirement of delivering a current prospectus has been satisfied. The Purchaser acknowledges that there may occasionally be times when the Company determines the use of the prospectus forming a part of the Registration Statement should be suspended until such time as an amendment or supplement to the Registration Statement or the Prospectus has been filed by the Company and any such amendment to the Registration Statement is declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said prospectus. For so long as the Company is not eligible to use Form S-3 for the resale registration contemplated by this Agreement, the Company agrees that it shall use its best efforts to file as promptly as practicable an amendment or supplement to the Registration Statement or the Prospectus with the Commission to permit sales to continue to be effected pursuant to the prospectus as amended or supplemented. After the Company has effected the registration on a Form S-3 as contemplated by Section 7.1(d), the Company agrees that it shall not suspend the use of any said prospectus for in excess of 60 days in any 365-day period, with no single period of suspension of greater than 30 days, based on the reasonable determination of the Company's Board of Directors that there is a valid business purpose for such suspension. The Purchaser further covenants to notify the Company promptly of the sale of all of its Shares.

        (c) The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Purchaser in Section 7.3 hereof may be legally unenforceable.

        SECTION 6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.

        SECTION 7. Registration of the Shares; Compliance with the Securities
Act.

        7.1. Registration Procedures and Expenses. The Company shall:

        (a) as soon as practicable, prepare and file with the Commission the Registration Statement on Form S-1 relating to the resale of the Shares by the Purchaser from time to time through the automated quotation system of the Nasdaq National Market or the facilities of any national securities exchange on which the Company's Common Stock is then traded or in privately-negotiated transactions;

        (b) use its best efforts, subject to receipt of necessary information from the Purchasers, to cause the Commission to notify the Company of the Commission's willingness to declare the Registration Statement effective within 60 days after the Registration Statement is filed by the Company;

        (c) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of (i) twenty-four months after the effective date of the Registration Statement or (ii) the date on which the Shares may be resold by the Purchasers without registration by reason of Rule 144(k) under the Securities Act or any other rule of similar effect;

        (d) as soon as practicable after the Registration Statement becomes effective, prepare, and within 10 business days after the Company becomes eligible to file registration statements on Form S-3 in accordance with the General Instructions regarding the use of Form S-3, file with the Commission, such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to convert the Registration Statement from a registration statement on Form S-1 to a registration statement on Form S-3;

        (e) furnish to the Purchaser with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such reasonable number of copies of prospectuses in order to facilitate the public sale or other disposition of all or any of the Shares by the Purchaser; provided, however, that the obligation of the Company to deliver copies of prospectuses to the Purchaser shall be subject to the receipt by the Company of reasonable assurances from the Purchaser that the Purchaser will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses;

        (f) file documents required of the Company for normal blue sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

        (g) bear all expenses in connection with the procedures in paragraphs (a) through (f) of this Section 7.1 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or the Other Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchaser or the Other Purchasers, if any; and

        (h)     timely make all required filings of Exchange Act reports.

        7.2. Transfer of Shares After Registration. The Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 7.1, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its Plan of Distribution.

        7.3. Indemnification. For the purpose of this Section 7.3:

        (i) the term "Purchaser/Affiliate" shall mean any affiliate of the Purchaser and any person who controls the Purchaser or any affiliate of the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and

        (ii) the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1.

        (a) The Company agrees to indemnify and hold harmless each Purchaser and each Purchaser/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser or Purchaser/Affiliate may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "Prospectus"), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in the light of the circumstances under which they were made, not misleading, or arise out of or are based in whole or in part on any material inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder or under law, and will reimburse each Purchaser and each such Purchaser/Affiliate for any legal and other expenses as such expenses are reasonably incurred by such Purchaser or such Purchaser/Affiliate in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein, or (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Sections 5(b) or 7.2 hereof respecting sale of the Shares, or (iii) the inaccuracy of any representations or warranties made by such Purchaser herein, or (iv) or any failure of such Purchaser to perform its obligations hereunder or under law, or (v) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to such Purchaser prior to the pertinent sale or sales by such Purchaser.

        (b) Each Purchaser will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure by such Purchaser to comply with the covenants and agreements contained in Sections 5(b) or 7.2 hereof respecting the sale of the Shares or (ii) the inaccuracy of any representation or warranty made by such Purchaser herein or (iii) any failure of such Purchaser to perform its obligations hereunder or under law or (iv) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

        (c)     Promptly after receipt by an indemnified party under this
Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3 promptly notify the indemnifying party in writing thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 7.3 or to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party in the case of paragraph (a), representing all of the indemnified parties who are parties to such action) or (ii) the indemnified party shall not have employed counsel reasonably satisfactory to the indemnifying party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

        (d) If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs
(a), (b) or (c) of this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and such Purchaser from the placement of Common Stock or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and such Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the "Difference") between the amount such Purchaser paid for the Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company on the one hand and such Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by such Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section
7.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and such Purchaser agree that it would not be just and equitable if contribution pursuant to this
Section 7.3 were determined solely by pro rata allocation (even if each Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. The liability of each Purchaser hereunder shall be limited to an amount equal to the Purchaser's purchase price for the Shares. Notwithstanding the provisions of this Section 7.3, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchaser's obligations to contribute pursuant to this
Section 7.3 are several and not joint.

        7.4. Termination of Conditions and Obligations. The restrictions imposed by Section 5 or this Section 7 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon the passage of twenty-four months from the effective date of the Registration Statement covering such Shares or at such earlier time as an opinion of counsel reasonably satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

        7.5. Information Available. So long as the Registration Statement is effective covering the resale of Shares owned by the Purchaser, the Company will furnish to the Purchaser:

        (a) as soon as practicable after available (but in the case of the Company's Annual Report to Stockholders, within 120 days after the end of each fiscal year of the Company), one copy of (i) its Annual Report to

                Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K, (iii) if not included in substance in its Quarterly Reports to Shareholders, its quarterly reports on Form 10-Q, and (iv) a full copy of the particular Registration Statement covering the Shares (the foregoing, in each case, excluding exhibits);

        (b) upon the request of the Purchaser, a reasonable number of copies of the prospectuses to supply to any other party requiring such prospectuses;

and the Company, upon the reasonable request of the Purchaser, will meet with the Purchaser or a representative thereof at the Company's headquarters to discuss information relevant for disclosure in the Registration Statement covering the Shares and will otherwise cooperate with any Purchaser conducting an investigation for the purpose of reducing or eliminating such Purchaser's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters, subject to appropriate confidentiality limitations.

        SECTION 8. Broker's Fee. The Purchaser acknowledges that the Company intends to pay to the Placement Agent a fee in respect of the sale of the Shares to the Purchaser. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchaser.

        SECTION 9. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

        (a)     if to the Company, to:

                      United Therapeutics Corporation
                      1110 Spring Street
                      Silver Spring, Maryland  20910
                      Attention:  Martine A. Rothblatt
                      Facsimile:  (301) 608-9291
                with a copy to:

                      Bryan Cave LLP
                      700 Thirteenth Street, N.W.
                      Suite 700
                      Washington, D.C.  20005-3960
                      Attention:  LaDawn Naegle, Esq.
                      Facsimile:  (202) 508-6200

                or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

        (b) if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

        SECTION 10. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

        SECTION 11. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

        SECTION 12. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

        SECTION 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the federal law of the United States of America.

        SECTION 14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

        SECTION 15. Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                    UNITED THERAPEUTICS CORPORATION


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

Print or Type:

                                    Name of Purchaser
                                      (Individual or Institution):



                                    --------------------------------------------

                                    Name of Individual representing Purchaser
                                      (if an Institution):



                                    --------------------------------------------

                                    Title of Individual representing Purchaser
                                      (if an Institution):



                                    --------------------------------------------

Signature by:

                                    Individual Purchaser or Individual
                                      representing Purchaser:



                                    --------------------------------------------

                                    Address:
                                               ---------------------------------

                                    Telephone:
                                               ---------------------------------

                                    Facsimile:
                                               ---------------------------------

                                    Residence:
                                               ---------------------------------

                     SUMMARY INSTRUCTION SHEET FOR PURCHASER

                   (to be read in conjunction with the entire
                        Purchase Agreement which follows)



A.      Complete the following items on BOTH Purchase Agreements:

        1.      Page 19 - Signature:

          (i)   Name of Purchaser (Individual or Institution)

          (ii)  Name of Individual representing Purchaser (if an Institution)

          (iii) Title of Individual representing Purchaser (if an Institution)

          (iv) Signature of Individual Purchaser or Individual representing Purchaser

        2.      Appendix I - Registration Statement Questionnaire:

                Provide the information requested by the Registration Statement Questionnaire.

        3. Return BOTH properly completed and signed Purchase Agreements including the properly completed Appendix I to:

                Prudential Vector Healthcare Group
                1751 Lake Cook Road, Suite 350
                Deerfield, Illinois  60015
                Attention: Mr. Charlie Hoffmann

B. Instructions regarding the transfer of funds for the purchase of Shares will be sent by facsimile to the Purchaser by the Placement Agent at a later date.

C. Upon the resale of the Shares by the Purchasers after the Registration Statement covering the Shares is effective, as described in the Purchase Agreement, the Purchaser:

               (i) must deliver a current prospectus of the Company to the buyer (prospectuses must be obtained from the Company at the Purchaser's request); and

               (ii) must send a letter in the form of Appendix II to the Company so that the Shares may be properly transferred.

                                                                      APPENDIX I

                         UNITED THERAPEUTICS CORPORATION

                      REGISTRATION STATEMENT QUESTIONNAIRE

        The undersigned (the "Selling Stockholder"), a purchaser of Common Stock (the "Registrable Shares") of United Therapeutics Corporation (the "Company") to be purchased pursuant to the Purchase Agreement, dated as of December __, 1999, by and between the Company and the Selling Stockholder (the "Purchase Agreement"), hereby elects to include in the Registration Statement for the registration and resale of the Registrable Shares, the Registrable Shares listed below in Item (3) (unless otherwise specified under Item (3)). The undersigned agrees to be bound with respect to such Registrable Shares by the terms and conditions of this Registration Statement Questionnaire and the Purchase Agreement.

        Upon any sale of Registrable Shares pursuant to the Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), the Selling Stockholder will be required to deliver to the Company the Notice of Transfer set forth in Appendix II attached hereto (completed and signed) and hereby undertakes to do so.

        The Selling Stockholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

        (1)     (a)     Full Legal Name of the Selling Stockholder:



        ------------------------------------------------------------------------

                (b) The exact name that the Registrable Shares are to be registered in (if not the same as in (a) above) (this is the name that will appear on the stock certificate (s)). The Selling Stockholder may use a nominee name if appropriate:



        ------------------------------------------------------------------------

                (c) Full legal name of registered holder (if not the same as in (a) above) of the Registrable Shares listed in (3) below are held:




        ------------------------------------------------------------------------

        (2)  Address and Telephone Numbers for the Selling Stockholder:


        ------------------------------------------------------------------------


        ------------------------------------------------------------------------

        Telephone:
                  --------------------------------------------------------------

        Fax:
            --------------------------------------------------------------------

        Contact Person:
                       ---------------------------------------------------------

        (3)  Beneficial Ownership:

             Fill in the number of shares of Common Stock owned of record and beneficially (see definition) by the Selling Stockholder:

                                                        Of Record   Beneficially
             Common Stock (other than the Registrable
             Shares to be included in the Registration
             Statement)
                                                         ------      ------

             Registrable Shares to be included in
             the Registration Statement
                                                         ------      ------


        (a) Fill in the number of shares to which the Selling Stockholder disclaims beneficial ownership (see definition)

             -------------------------------------------------------------------

        (b)  Reason for disclaiming beneficial ownership (see definition) in
             (a) above, if applicable:

             -------------------------------------------------------------------

             -------------------------------------------------------------------

             -------------------------------------------------------------------

        (4)  Other securities of the Company owned by the Selling
             Stockholder:

             -------------------------------------------------------------------

        Except as set forth below and under Item (3) above, the undersigned Selling Stockholder is not the beneficial or registered owner of any shares of Common Stock or any other securities of the Company.

        State any exceptions here:
                                  ----------------------------------------------

        ------------------------------------------------------------------------

        (5)     Relationships with the Company:

                Except as set forth below, neither the Selling Stockholder nor any of its affiliates, officers (see definition), directors or principal shareholders (5% or more) has held any position or office or has had any other material (see definition) relationship with the Company (or its predecessors or affiliate) during the past three years.

        State any exceptions here:
                                  ----------------------------------------------

        ------------------------------------------------------------------------

        (6)     Plan of Distribution:

                Except as set forth below, the undersigned Selling Stockholder intends to distribute the Registrable Shares pursuant to the Registration Statement only as follows: All or a portion of such Registrable Shares may be sold from time to time directly by the undersigned Selling Stockholder or, alternatively, through underwriters, broker-dealers or agents. Such Registrable Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Shares may be listed or quoted at the time of sale, (ii) in the over-the-counter market or (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market. The Selling Stockholder may also loan or pledge Registrable Shares to broker-dealers that in turn may sell such securities.

        State any exceptions here:
                                  ----------------------------------------------

        ------------------------------------------------------------------------

        (7)     NASD Matters:

        A. Do you know of any information pertaining to underwriting compensation and arrangements (see definition) or any dealings between any Underwriter or Related Person (see definition), NASD Member (see definition) or Person Associated with a Member of the NASD

(see definition) on the one hand, and the Company or any parent, subsidiary or Controlling (see definition) shareholder thereof on the other hand?

        Answer:  [  ] Yes    [  ] No    If "yes," please describe

        B. Are you (i) an NASD Member (see definition), (ii) a Controlling (see definition) shareholder of an NASD Member, (iii) a Person Associated with a Member of the NASD (see definition), or (iv) an Underwriter or a Related Person (see definition) with respect to the proposed offering; or (b) do you own any shares or other securities of any NASD Member not purchased in the open market; or (c) have you made any outstanding subordinated loans to any NASD Member?


        Answer:  [  ] Yes    [  ] No    If "yes," please describe




           ----------------------------------------------------------


        C. Have you been an underwriter, or a Controlling (see definition) person or member of any investment banking or brokerage firm which has been or might be an underwriter, for securities of the Company?

        Answer:  [  ] Yes    [  ] No    If "yes," please describe




           ----------------------------------------------------------


        D. If the answer to either Question B or C above is "yes," set forth below information as to all purchases and acquisitions (including contracts for purchase or acquisition) of securities of the Company by you during the last 18 months, as well as to all proposed purchases and acquisitions which are to be consummated in whole or in part within the next 12 months.

Seller or          Amount and                                       Description
Prospective        Nature of         Price or Other                 of
Seller             Securities        Consideration Date             Relationship
-----------        ----------        ------------------             ------------

        E. Set forth below information as to all sales and dispositions (including contracts to sell or to dispose) of securities of the Company during the last 18 months by you to any NASD Member (see definition) or any Person Associated with a Member of the NASD (see definition) or any Underwriter or Related Person (see definition) as well as to all proposed sales and dispositions by you to such persons which are to be consummated by you in whole or in part within the next 12 months. Also set forth below a description of the relationship, affiliation or association of you and, if known, the other party or parties to the above transactions with an underwriter or other person or entity "in the stream of distribution" with respect to the offering.

Buyer or            Amount and                                      Description
Prospective         Nature of           Price or Other              of
Buyer               Securities          Consideration Date          Relationship
-----------         ----------          ------------------          ------------









        F. If you have had during the last 18 months, or are to have within the next 12 months, any transactions of the character referred to in Question D or E of this Section, describe briefly below the relationship, affiliation or association of both you and, if known, the other party or parties to any such transaction with an underwriter or other person or entity "in the stream of distribution" with respect to the proposed transaction. In any case, where the purchaser (whether you or any such party) is known by you to be a member of a "private investment group," such as a hedge fund or other group of purchasers, furnish, if known, the names of all persons comprising the Group (see definition) and their association with or relationship to any broker-dealer.

        Description:

        The Selling Stockholder acknowledges that it understands it obligation to comply with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder, relating to stock manipulation, particularly Regulation M thereunder (or any successor rules), in connection with the offering of its Registrable Shares covered by the Registration Statement. The Selling Stockholder agrees that neither it nor any person acting on its behalf, will sell or purchase any securities of the Company in violation of such provisions, so long as the Registrable Shares beneficially owned by it are being offered pursuant to the Registration Statement.

        In the event that the Selling Stockholder transfers all or any portion of the Registrable Shares listed in Item (3) above after the date on which such information is provided to the Company, the Selling Stockholder agrees to notify the transferee(s) at the time of the transfer of the transferee(s) rights and obligations under this Registration Statement Questionnaire and the Purchase Agreement.

        By signing below, the Selling Stockholder consents to the disclosure of the information contained herein in its answers to Items (1) through (7) above and the inclusion of such information in the Registration Statement and related Prospectus. The Selling Stockholder understands that such information will be relied upon by the Company in connection with the preparation of the Registration Statement and related Prospectus and any amendments or supplements thereto.

        The undersigned Selling Stockholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Registration Statement is in effect. All notices hereunder shall be made in writing and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by facsimile or (iii) one business day after being deposited with a reputable next-day courier, postage prepaid, as follows:

              (i)         To the Company:

                          United Therapeutics Corporation
                          1110 Spring Street
                          Silver Spring, Maryland  20910
                          Attention:  Martine A. Rothblatt
                          Facsimile:  (301) 608-9291

              (ii)        With a copy to:

                          Bryan Cave LLP
                          700 Thirteenth Street, N.W.
                          Suite 700
                          Washington, D.C.  20005-3960
                          Attention:  LaDawn Naegle, Esq.
                          Facsimile:  (202) 508-6200

        Once this Registration Statement Questionnaire is executed by the Selling Stockholder and received by the Company, this Registration Statement Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Company and the Selling Stockholder (with respect to the Registrable Shares beneficially owned by such Selling Stockholder and listed in Item (3) above).

        IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Registration Statement Questionnaire to be executed and delivered either in person or by its duly authorized agent.


Dated:
      --------------------------        ----------------------------------------
                                             Selling Stockholder
                                        (Print/type full legal name of
                                         Selling Stockholder)


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT A

                                   DEFINITIONS

        For purposes of the representations made in this Registration Statement Questionnaire, the following definitions shall be applicable:

        Arrangement. The term "arrangement" means any plan, contract, agreement, authorization or arrangement, whether or not set forth in writing.

        Beneficial Ownership. The term "beneficially owned" as applied to an interest in securities means (a) any direct or indirect interest in the securities which entitles you to any of the rights or benefits of ownership, even though you are not the holder or owner of record or (b) securities owned by you or to which you have a right to acquire, directly or indirectly, including those held for your own benefit (regardless of how registered) or securities held by others for your own benefit (regardless of how registered), such as custodians, brokers, nominees, pledgees, etc. and including securities held by an estate or trust in which you have an interest as legatee or beneficiary, securities owned by a partnership of which you are a partner, securities held by a personal holding company of which you are a shareholder, etc., and securities held in the name of your spouse, minor children and any relative (sharing the same home). "Beneficial ownership" includes having or sharing, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise:

        (1) voting power which includes the power to vote, or to direct the voting of, such security; and/or

        (2) investment power which includes the power to dispose, or to direct the disposition, of such security. Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership as part of a plan or scheme to evade the reporting requirements of Section 13(d) of the Exchange Act, is deemed for purposes of such section to be the beneficial owner of such security.

        The Securities and Exchange Commission (the "SEC") has expressed the view that a person may be regarded as the beneficial owner of securities which are held in the name of such person's spouse, minor children or other relatives (including relatives of the person's spouse) who share the person's home if the relationship which exists results in such person obtaining benefits substantially equivalent of ownership of the securities.

        The SEC has expressed the view that a person may be deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days, including, but not limited to, any right to acquire: (1) through the exercise of any option, warrant or right; (2) through the conversion of a security; (3) pursuant to the right to revoke a trust, discretionary account or similar arrangements; or (4) pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

        If you have any reason to believe that any interest in securities of the Company, however remote, which you or the above-described relatives may have is a beneficial interest, please describe such interest.

        Control. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power, either individually or with others, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. (Rule 405 under the Securities Act of 1933, as amended)

        Group. The term "group" includes a partnership, syndicate or other group, whether formally organized or not, which has as a purpose the acquiring, holding or disposing of securities of the Company.

        Material. The term "material," when used in this Registration Statement Questionnaire to qualify a requirement for the furnishing of information as to any subject, limits the information required to those matters as to which there is a substantial likelihood that a reasonable investor would attach importance in determining whether to purchase securities of the Company. The materiality of any relationship is to be determined on the basis of the significance of the information to investors in light of all of the circumstances of the particular case. The importance of the relationship, the relationship of the parties to the transaction with each other and the amount involved in the transaction are among the factors to be considered in determining the significance of the information to investors. If you have any question as to whether or not a matter is "material," please describe the matter, and, if such is the case, state your belief that the matter is not "material."

        NASD Member. The term "NASD member" means either any broker or dealer admitted to membership in the National Association of Securities Dealers, Inc. ("NASD"). (NASD Manual, By-laws Article I, Definitions)

        Officers. The term "officers" means that of the president, secretary, treasurer, any vice president in charge of a principal business function (such as sales, administration or finance) and any other person who performs similar policy-making functions for the Company.

        Person Associated with a member of the NASD. The term "person associated with a member of the NASD" means every sole proprietor, partner, officer, director, branch manager or executive representative of any NASD Member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a NASD Member, whether or not such person is registered or exempt from registration with the NASD pursuant to its bylaws. (NASD Manual, By-laws Article I, Definitions)

        Underwriter or a Related Person. The term "underwriter or a related person" means, with respect to a proposed offering, underwriters, underwriters' counsel, financial consultants and advisors, finders, members of the selling or distribution group, and any and all other persons associated with or related to any of such persons. (NASD Interpretation)

                                                                     Appendix II

              BROKER'S NOTICE OF TRANSFER OF SECURITIES PURSUANT TO
                             REGISTRATION STATEMENT

United Therapeutics Corporation
1110 Spring Street
Silver Spring, Maryland  20910
Attention:  Martine A. Rothblatt
Facsimile:  (301) 608-9291

Re:   United Therapeutics Corporation

Ladies and Gentlemen:

Please be advised that ____________________________has transferred ___________________ shares (the "Shares") of Common Stock on ___________(date), pursuant to the Registration Statement on Form S-_ (File No. 333-_______) filed by the United Therapeutics Corporation.

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Shares is named as a selling stockholder in the Prospectus dated ____________________ or in amendments or supplements thereto, and that the aggregate number of shares of Common Stock transferred are [a portion of] the Common Stock listed in such owner's name.

Dated:
       -----------------------

                                     Very truly yours,



                                     -------------------------------------------
                                     Name:
                                     Title: